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                                                                    EXHIBIT 10.3

                       [SAVOY PICTURES, INC. LETTERHEAD]

Dated:  As of February 6, 1995

KL Features, Inc.
The Kushner-Locke Company
c/o Ziffren Brittenham Branca & Fischer
2121 Avenue of the Stars
Los Angeles, California 90067

    RE:  "PINOCCHIO"

Gentlemen:

    This letter shall serve to confirm the agreement between Savoy Pictures, Inc. ("Savoy"), on the one hand, and KL Features, Inc. and The Kushner-Locke Company (collectively "K-L"), on the other hand, in connection with the development, production, financing and distribution of a live-action feature-length theatrical motion picture tentatively entitled "Pinocchio" ("Picture") to be based on the existing screenplay presently entitled "The Legend of Pinocchio" written by Sherry Mills and Joyce Warren (the "Underlying Materials"), as follows:

        A. BASIC TERMS: The basic terms and conditions of the parties agreement are as set forth in the InterOffice Memo ("Memo") which is attached hereto as Exhibit "A" (and incorporated herein by this reference) and which has been initialed by the parties hereto.

        B. K-L REPRESENTATIONS: K-L hereby represents and warrants to Savoy as follows: (i) K-L owns all right, title and interest in and to the Underlying Materials and the Picture, free and clear of any and all third party claims, liens or encumbrances; and (ii) K-L has the right to enter into this Agreement and the consent of no other party is required in order to give effect to the undertakings, representations and warranties of K-L hereunder.

        C. INDEMNIFICATION: K-L hereby agrees to indemnify and hold harmless Savoy (and Savoy's parent and affiliated companies, and its and their respective officers, directors, employees, licensees and assigns) (collectively, the "Savoy Indemnified Parties") from and against any loss, liability, damage, claim, action, cause of action or expense (including reasonable attorneys fees and court costs) which may be incurred by the Savoy Indemnified Parties by reason of a breach of the representations and warranties described in Paragraph B above.

    The balance of the terms and conditions shall be negotiated in good faith by the parties in accordance with Savoy's customary parameters for deals of this type (but in any event consistent with the provisions set forth in the Memo). However, unless and until a more formal agreement is entered into by the parties hereto, this agreement shall constitute the legally binding obligation of the parties hereto with respect to the subject matter hereof.

                                       1
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    Entered into as of this    day of             , 1995.

                                          SAVOY PICTURES, INC.

                                          By:

                                             -----------------------------------
                                          Its:

                                             -----------------------------------

                                          KL FEATURES, INC.

                                          By:    [Signature of Donald Kushner]

                                             -----------------------------------
                                          Its:

                                             -----------------------------------

                                          THE KUSHNER-LOCKE COMPANY

                                          By:    [Signature of Donald Kushner]

                                             -----------------------------------
                                          Its:

                                             -----------------------------------

                                       2
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                [SAVOY PICTURES ENTERTAINMENT, INC. LETTERHEAD]

                                INTEROFFICE MEMO

TO:     ROB FRIED
FROM:   HARRIS MASLANSKY
DATE:   JANUARY 12, 1995 (REVISED FEBRUARY 6, 1995)
SUBJECT: "PINOCCHIO" -- DEAL TERMS
- ------------------------------------------------------------------------------

Following is a summary of the basic deal terms for the production and distribution of the above picture:

1. BUDGET AND PRODUCTION COST: The budget will not exceed $25M, including a contingency approved by the bond company, bond fee, and financing charges (including bank commitment and interest charges). The target budget will be $XXX all-in with a maximum of $25M. Savoy and Kushner-Locke ("K-L") will co-finance the negative cost portion of the budget including the bond and contingency 50/50. If Savoy chooses to cash flow the picture, it will be assumed that Savoy's advances bear interest at the same borrowing rate as K-L is paying on its part. In addition, Savoy shall charge the picture with an amount equal to the K-L bank commitment and financing charges to be recouped as part of Savoy's contribution. It is contemplated that $XXX will be the agreed-upon budgeted item for cast and that any cast breakage must be approved by K-L and Savoy.

    K-L must provide Savoy a satisfactory chain-of-title as a condition to Savoy's obligation to proceed with any production funding in addition to the $750K for development. Savoy to use good faith efforts to expeditiously approved the chain-of-title, and will notify K-L of any prospective problems. If K-L is unable to satisfy Savoy as the chain-of-title, K-L will immediately reimburse Savoy for all monies advanced by Savoy.*

    K-L will verify development spending to date and subject to the following. Savoy will be responsible for advancing over an agreed-upon cash flow schedule an amount equal to the already outstanding K-L development monies. At the point that K-L and Savoy have each advanced an equal amount, Savoy and K-L will together continue to advance development monies as agreed pursuant to the cash flow schedule until each party has advanced in the aggregate $750K.

    K-L will have a period of 45 days from execution of the agreement, or the point at which each party has advanced $750K, whichever is sooner, to provide Savoy with satisfactory evidence that it has put in place its share of the production financing. If at the expiration of this 45-day period, K-L has not succeeded, despite having exercised good faith efforts, in providing Savoy with satisfactory evidence that it has put in place its share of the production financing, Savoy shall elect to take one of the following options:

    (a) to extend the period for 30 days by which K-L must satisfy Savoy with satisfactory evidence; or

    (b) to commit to remain involved for a period of 45 days in the development and production of the picture with K-L in accordance with these deal terms (at which point if K-L has provided satisfactory evidence that it has put into place its share of the production financing, the parties will proceed to production and, if K-L has not provided satisfactory evidence, then Savoy may make the election under 1.(c)); or

    (c) to terminate its involvement with the picture, in which case K-L shall reimburse Savoy, with interest, for Savoy's investment in the picture and Savoy shall assign to K-L all of Savoy's rights in the picture.

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* Savoy has approved Chain of Title.
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    All pre-production costs as provided in the cash flow schedule will also  be borne 50/50. Producers fees, not including line producer fees, will not exceed $XXX and neither party will charge overhead to the other.

2. RIGHTS: Savoy will have all motion picture and allied rights in perpetuity throughout the Domestic territories (US and Canada excluding French Canada for which Savoy will have the economic benefit, and their respective territories and possessions and commonwealths including Puerto Rico as well as US and Canadian military bases and embassies throughout the world and all airlines and ships flying the flag of the US or Canada). Guarantees received by K-L for French Canada will be considered part of Savoy's contribution to the production costs and any overages will be paid over to Savoy and accounted for as Gross receipts. K-L will be entitled to a XXX% sales commission on the guarantees received for French Canada.

3. APPROVALS: Subject to the parameters of approved budget, K-L and Savoy have mutual approval (with Savoy's decision final) of the budget, however, notwithstanding the foregoing (budget cannot exceed $25M, and cast cannot exceed $XXX without full mutual approval), cash flow schedule, production schedule, screenplay, (approved -- however, a rewrite will be done and material changes in the screenplay are subject to mutual approval, with Savoy's decision final) additional writers, director (Steve Barron is pre-approved), principal cast, principal crew and other key creative elements including the special effects company and locations, the line producer, UPM and production auditor. Attached is a list of pre-approved elements. [Still waiting for approved list.] Each party agrees that it will not exercise its approvals to frustrate production, nor act inconsistently with the budget parameters.

    Both IFG and Film Finances (Film Finances is subject to Savoy's approval of the cut-through guarantee) are pre-approved for the completion bond.

4.  KUSHNER-LOCKE PARTICIPATION IN THE DOMESTIC TERRITORY:

    A. Gross Participation: K-L to receive XXX% of Adjusted Gross (which shall mean Gross Proceeds less only costs incurred for conversion, checking, claims, collections, copyright and royalties, residuals, trade dues, licenses and taxes) to the extent that such participation would exceed $XXX until "Initial Actual Breakeven."

    B. Home Video: Royalties will be XXX% of wholesale list price for rental units and XXX% of wholesale list price for sell-through units and no distribution fee shall be charged.

    C.  Bonuses: K-L shall receive the following bonuses:

        After CBE (the point at which Savoy has recovered all its distribution expenses, all "pre-break Participations" if any, and its production costs plus interest) with no distribution fee, K-L shall receive XXX% of further Gross until it has received $XXX;

        at $XXX of domestic theatrical film rentals (US and Canada), K-L shall receive an additional $XXX;

        at $XXX of domestic theatrical film rentals (US and Canada), K-L shall receive an additional $XXX; and

        at $XXX of domestic theatrical film rentals (US and Canada), K-L shall receive an additional $XXX.

    D. Net Participation: K-L to receive XXX% of XXX% of Net Proceeds with Breakeven calculated with a XXX% fee.

5.   THIRD  PARTY PARTICIPATIONS:   All  Participations, deferments  and bonuses
    including those payable under "4" above on account of the Domestic distribution will be paid by Savoy, and Participations under "4A" and "4C" will be included as an additional expense in determining Net Profits. Once
    Net   Profits  are   reached,  the  Domestic   share  of   all  third  party
    Participations  are  to  be   borne  from  K-L's   XXX%.  All  third   party
    Participations with respect to Domestic distribution shall be subject to mutual approval however, K-L shall have approval of Participations outside of the Domestic territories but shall not use that approval to frustrate Savoy's decisions as to casting. Based upon
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    the budgeted amount for  cast, additional Participations  may be granted  by
    Savoy to the approved cast without the additional approval of K-L as long as those percentages do not exceed XXX% of the talent's existing precedent. Savoy shall pay residuals, if any, for the Domestic territory. Foreign and Domestic Participations will be uncrossed. K-L will have a hard floor of XXX% of XXX% of Net Proceeds. All Foreign residuals and participations will be borne by K-L.

6. REVENUES FROM OTHER RIGHTS: Merchandising, novelization, music publishing, soundtrack album, commercial tie-ins, interactive games, CD-ROM, music video, electronic games and other ancillary rights in the picture will be split 50/50 on a worldwide basis between Savoy and K-L and will not be included in paragraph "4" computations. Savoy and K-L will mutually determine who is best suited to handle the exploitation of these rights (Savoy has tie-breaker vote). However, neither party will charge a fee for arranging the exploitation of these rights.

7. OTHER: Savoy to have final cut for the Domestic territory as well as the right to designate the release title, Kushner, Locke, and Mortoff ("K/L/M") to receive "Produced by" or "Executive Producer" credits as K-L elects, in an order to be designated by K/L/M, which credits K/L/M agree may be share with other designated third parties, with K/L/M's credits appearing in first position as between K/L/M and such third party (-ies). K/L/M's credits shall be accorded both on-screen and in paid advertising, subject to Savoy's standard "excluded ads provisions." Savoy to receive customary releasing and presentation credits in the Domestic territory. K-L's NON-animated logo to appear on-screen in main titles immediately following the Savoy animated logo and production credits to appear on-screen in main titles immediately after Savoy's standard "excluded ad provisions." K-L to be consulted regarding the initial Domestic theatrical advertising campaign and general release pattern as well as the creation of the trailers and one-sheets/ posters. Savoy's decisions final.*

    K-L and Savoy to have mutual approval of initial press release and announcements.

8.   FOREIGN RELEASE:   Foreign  theatrical release  can be  day and  date  with
    Savoy's Domestic theatrical release. However, K-L will have an outside date of four months after delivery, or XXXX, whichever is sooner.

CC: Steven Burkow
    Victor Kaufman
    Lew Korman
    Donald Kushner
    Peter Locke
    Larry Mortoff
    Jessica Roddy
    Bruce Tobey

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* If  prior  to   release  of   the  picture,   Savoy  allows   a  third   party
  production/financing entity the use of an animated logo on screen for the theatrical motion picture, Savoy agrees that it will allow K-L the use of its animated logo in the main titles."